Exhibit 99.1
                                                                    ------------

                                                          UACSC 2001-A

                                                  UNION ACCEPTANCE CORPORATION
                                                           (Servicer)
                                                            06/30/01

NOTE BALANCE RECONCILIATION                                               D O L L A R S
                            CLASS A-1      CLASS A-2       CLASS A-3       CLASS A-4       CLASS B        CLASS C       TOTAL
                          ----------------------------------------------------------------------------------------------------------
Original Note Balances    99,000,000.00  141,000,000.00  142,000,000.00  150,270,000.00  35,000,000.00  5,730,000.00  573,000,000.00
Beginning Period Note
  Balances                51,994,962.71  141,000,000.00  142,000,000.00  150,270,000.00  35,000,000.00  5,730,000.00  525,994,962.71
Principal Collections
  - Scheduled              6,708,639.84             -               -               -              -             -      6,708,639.84
Principal Collections
  - Payoffs                8,062,756.03             -               -               -              -             -      8,062,756.03
Principal Withdrawal from
  Payahead                     3,476.90             -               -               -              -             -          3,476.90
Gross Principal Charge Offs  814,716.05             -               -               -              -             -        814,716.05
Repurchases                         -               -               -               -              -             -               -
                          -------------  --------------  --------------  --------------  -------------  ------------  --------------
Ending Note Balances      36,405,373.89  141,000,000.00  142,000,000.00  150,270,000.00  35,000,000.00  5,730,000.00  510,405,373.89
                          =============  ==============  ==============  ==============  =============  ============  ==============



Note Factor                   0.3677310       1.0000000       1.0000000       1.0000000      1.0000000     1.0000000       0.8907598
Interest Rate                   5.0700%         5.0300%         5.2900%          5.610%         8.250%       10.000%         5.4998%

                            NUMBERS

                          -------------
Original Note Balances           27,776
Beginning Period Note
  Balances                       36,939
Principal Collections
  - Scheduled Payments
Principal Collections
  - Payoffs                         826
Principal Withdrawal
  from Payahead
Gross Principal Charge Offs          56
Repurchases                           0
                          -------------
Ending Note Balances             36,057
                          =============

CASH FLOW RECONCILIATION
Principal Wired                                                           14,772,915.34
Interest Wired                                                             5,607,310.45
Withdrawal from Payahead Account                                               3,516.21
Repurchases (Principal and Interest)                                                -
Charge Off Recoveries                                                        133,606.14
Interest Advances                                                            109,874.46
Collection Account Interest Earned                                            45,598.41
Prefunding Reserve Amount Released from Spread Account                              -
Prefund Account Withdrawal                                                          -
Spread Account Withdrawal                                                           -
Policy Draw for Principal or Interest                                               -
                                                                         --------------
Total Cash Flow                                                           20,672,821.01
                                                                         ==============

TRUSTEE DISTRIBUTION (07/09/01)

Total Cash Flow                                                           20,672,821.01
Unrecovered Advances on Defaulted Receivables                                 31,116.57
Servicing Fee (Due and Unpaid)                                                      -
Interest to Class A-1 Noteholders, including any overdue amounts             227,001.34
Interest to Class A-2 Noteholders, including any overdue amounts             591,025.00
Interest to Class A-3 Noteholders, including any overdue amounts             625,983.33
Interest to Class A-4 Noteholders, including any overdue amounts             702,512.25
Interest to Class B Noteholders, including any overdue amounts               240,625.00
Interest to Class C Noteholders, including any overdue amounts                47,750.00
Principal to Class A-1 Noteholders, including any overdue amounts         15,589,588.82
Principal to Class A-2 Noteholders, including any overdue amounts                   -
Principal to Class A-3 Noteholders, including any overdue amounts                   -
Principal to Class A-4 Noteholders, including any overdue amounts                   -
Principal to Class B Noteholders, including any overdue amounts                     -
Insurance Premium                                                             69,368.66
Unreimbursed draws on the Policy for Principal or Interest                          -
Principal to Class C Noteholders, including any overdue amounts
Any other amounts payable to the Insurer under the Insurance Agreement
Interest Advance Recoveries from Payments                                     56,342.54
Deposit to Payahead                                                            3,466.04
Payahead Account Interest to Servicer                                              4.64
Excess                                                                     2,488,036.82
                                                                         --------------
Net Cash                                                                            -
                                                                         ==============

Servicing Fee Retained from Interest Collections                            438,337.07


SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                             117,942.66
Beginning Balance                                                          5,730,000.00
Trustee Distribution of Excess                                             2,488,036.82
Prefunding Reserve Amount Released                                                  -
Interest Earned                                                               17,808.77
Spread Account Draws                                                                -
Reimbursement for Prior Spread Account Draws                                        -
Distribution of Funds to Class C Reserve Account up to required amount              -
Distribution of Funds to Servicer                                         (2,505,845.59)
                                                                         --------------
Ending Balance                                                             5,730,000.00
                                                                         ==============

Required Balance                                                           5,730,000.00


CLASS C RESERVE ACCOUNT RECONCILIATION

Original Balance                                                                    -
Beginning Balance                                                                   -
Distribution of Funds to Class C Reserve Account up to required amount              -
Interest Earned                                                                     -
Class C Account Draws                                                               -
Reimbursement for Prior Class C Account Draws                                       -
                                                                         --------------
Ending Balance                                                                      -
                                                                         ==============

Required Balance                                                                    -


FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                          17,190,000.00
Beginning Balance                                                         17,190,000.00
Reduction Due to Spread Account                                           (1,820,570.78)
Reduction Due to Principal Reduction                                        (529,681.08)
                                                                         --------------
Ending Balance                                                            14,839,748.14
                                                                         ==============

a) Outstanding Balance * 5.00% -Spread Balance - Overcollateralization   14,839,748.14
b) Original Note Balance * 3.00%                                         17,190,000.00
c) Prior Payment Date First Loss Protection Amount                       17,190,000.00
                                                                         --------------
First Loss Protection Amount [lesser of a), b) or c) ]                   14,839,748.14
                                                                         ==============

First Loss Protection Fee %                                                       2.00%
First Loss Protection Fee                                                     24,732.91


POLICY  RECONCILIATION

Original Balance                                                         567,270,000.00
Beginning Balance                                                        517,445,868.52
Draws                                                                               -
Reimbursement of Prior Draws                                                        -
                                                                         --------------
Ending Balance                                                           517,445,868.52
                                                                         ==============

Adjusted Ending Balance Based Upon Required Balance                      501,770,857.88
                                                                         ==============

Required Balance                                                         501,770,857.88

PAYAHEAD RECONCILIATION

Beginning Balance                                                                454.78
Deposit                                                                        3,466.04
Payahead Interest                                                                  4.64
Withdrawal                                                                     3,516.21
                                                                         --------------
Ending Balance                                                                   409.25
                                                                         ==============



CURRENT DELINQUENCY
                                                  GROSS
      # PAYMENTS DELINQUENT          NUMBER      BALANCE
                                     ------      -------
1 Payment                             451      5,030,020.06
2 Payments                            204      2,939,553.91
3 Payments                             88      1,200,544.44
                                  -------------------------
Total                                 743      9,170,118.41
                                  =========================

Percent Delinquent                 2.061%            1.797%





DELINQUENCY RATE (60+)
                                                                RECEIVABLE
                                                 END OF PERIOD  DELINQUENCY
             PERIOD                 BALANCE      POOL BALANCE      RATE
                                  -----------------------------------------
Current                           4,140,098.35   510,405,373.89     0.81%
1st Previous                      2,884,739.18   525,994,962.71     0.55%
2nd Previous                      1,466,579.88   542,424,867.79     0.27%

NET LOSS RATE
                                                                                DEFAULTED
                                                 LIQUIDATION     AVERAGE        NET LOSS
             PERIOD                 BALANCE       PROCEEDS     POOL BALANCE    (ANNUALIZED)
                                  -------------------------------------------------------
Current                           814,716.05     133,606.14    518,200,168.30       1.58%
1st Previous                      249,318.27       1,993.20    534,209,915.25       0.56%
2nd Previous                       21,500.16      29,118.50    550,034,150.35      -0.02%

Gross Cumulative Charge Offs    1,129,776.75  Number of Repossessions                  50
Gross Liquidation Proceeds        165,005.53  Number of Inventoried Autos EOM          48
Net Cumulative Loss Percentage         0.17%  Amount of Inventoried Autos EOM  350,600.00
Net Cumulative Loss Percentage
   (adjusted for estimated
   future Liquidation Proceeds)        0.11%             Class C Trigger
Trigger                                0.60%                         0.66%
Status                                OK                             OK
Net Cumulative Loss Trigger Hit       NO                             NO
   in Current or any Previous Month

EXCESS YIELD TRIGGER
                                                          EXCESS YIELD
                              EXCESS     END OF PERIOD    PERCENTAGE
             PERIOD           YIELD      POOL BALANCE     (ANNUALIZED)
                           -------------------------------------------
Current                    2,578,966.61    510,405,373.89       6.06%
1st Previous               2,870,291.39    525,994,962.71       6.55%
2nd Previous               2,841,833.78    542,424,867.79       6.29%
3rd Previous               1,087,739.33    557,643,432.91       2.34%
4th Previous                        -                 -
5th Previous                        -                 -


                                     LEVEL       TRIGGER      STATUS
                                     -----       -------      ------
Six Month Average Excess Yield        N/A         1.50%        N/A

Trigger Hit in Current or any Previous Month                    NO




DATE:  July 6, 2001                /s/ Diane Slomka
                                  --------------------------------------
                                              DIANE SLOMKA
                                                 OFFICER